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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): September 2, 1997

                  Falcon Classic Cable Income Properties, L.P.
             (Exact Name of Registrant as Specified in its Charter)


         California                000-18266                    95-4200409
(State or Other Jurisdiction     (Commission                   (IRS Employer
       of Incorporation)          File Number)               Identification No.)

10900 Wilshire Blvd., 15th Floor, Los Angeles, California               90024
        (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (310) 824-9990



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Item 5.  Other Events.

        On or about September 2, 1997, Paul J. Issac, a Unitholder of the Registrant, purporting to act on behalf of himself and other similarly situated Unitholders, filed a putative class action suit in Los Angeles County Superior Court against Falcon Classic Cable Income Properties, L.P. (the "Registrant"), its general partner and certain of its directors and officers alleging "Breach of Fiduciary Duty, Breach of Contract, [and] Breach of the Implied Covenant of Good Faith and Fair Dealing" in connection with the pending sale of the Registrant's assets to affiliates of its general partner pursuant to the terms of the Registrant's Partnership Agreement (the "Lawsuit"). Although apparently filed on or about September 2, 1997, the Registrant was not served with the complaint until September 22, 1997.

        The Registrant believes the Lawsuit lacks merit and intends to vigorously defend itself and to proceed with the sale transaction. There can be, however, no assurance that the pendency of the lawsuit will not delay, or lead to the termination of, the pending sale transaction.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Falcon Classic Cable Income Properties, L.P.

                                    By:  Falcon Classic Cable Investors, L.P.
                                           General Partner

                                    By:  Falcon Holding Group, L.P.
                                           General Partner

                                    By:  Falcon Holding Group, Inc.
                                           General Partner

                                    By:  /s/ Michael K. Menerey
                                       -----------------------------------
                                             Michael K. Menerey
                                             Chief Financial Officer

Date:  October 2, 1997





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